NEWS RELEASE

Contact: Alliance Data
Julie Prozeller – Analysts/Investors
Financial Dynamics
212-850-5721
alliancedata@fd.com

Shelley Whiddon – Media
972-348-4310
Shelley.whiddon@alliancedata.com

Tween Brands, Inc.
Suzie Stoddard
Director, Investor Relations
Tween Brands, Inc.
614-648-0205
sstoddard@tweenbrands.com

ALLIANCE DATA SIGNS LONG-TERM EXPANSION AND EXTENSION AGREEMENT TO PROVIDE PRIVATE LABEL CREDIT
CARD SERVICES FOR TWEEN BRANDS’ LIMITED TOO/JUSTICE BRANDS

Expanded Relationship to Now Include Justice Brand;
Agreement Supports Multi-Channel Marketing Strategy to Drive Sales, Customer Loyalty

DALLAS, Texas – May 14, 2009 — Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced it has signed a long-term contract expansion and extension with Tween Brands, Inc. (NYSE: TWB). Headquartered in New Albany, Ohio, Tween Brands, Inc. is one of the largest tween specialty retailers in the world targeting female consumers (ages 7-14 years) through contemporary, fashion-forward clothing and accessories. In 2009, Tween Brands converted its Limited Too branded stores to its Justice brand, which sells tween clothing and accessories with a value-based focus. Total 2008 fiscal sales were nearly $1 billion.

Since 1996, Alliance Data has provided multi-channel private label credit card services for Limited Too.. With this expanded agreement, Alliance Data will continue to provide private label services to these stores, which have now been converted to Justice, as well as to Justice’s existing stores. The new Justice-branded private label card program was launched to support Justice’s expansion, now totaling over 900 stores, and included converting Limited Too cardholders to the new Justice card. The Justice card can be used at its website www.shopjustice.com and Justice’s “catazine.”

The private label credit card services Alliance Data provides include account acquisition and activation; receivables funding; card authorization; private label credit card issuance; statement generation; remittance processing; customer service functions; and marketing services. While the Justice brand caters to 7-14-year-old girls, the credit card program is granted to parents of Justice customers.

As a part of the card-marketing strategy, Alliance Data will apply advanced analytics and develop customer segmentation strategies to improve cardholder acquisition and retention. These efforts will allow Justice to intelligently target customers based on their past purchase behaviors and preferences—enabling Justice to more effectively introduce and engage customers to the Justice brand and drive sales across all sales channels.

“We value our long-term relationship with Alliance Data and how they helped us to grow our Limited Too business,” said Mike Rayden, chairman and chief executive officer, Tween Brands, Inc. “We are pleased to expand this relationship to include our Justice brand. Recognizing our cardholders are some of our best customers, we view our private label credit card program as an integral part of our marketing strategy, and it will play a critical role in helping Limited Too cardholders embrace the Justice brand.”

“Tween Brands has made a significant change in their brand strategy by evolving to the single, highly engaging Justice brand,” said Ivan Szeftel, president of Retail Services for Alliance Data. “We’re confident that with our experience, proven marketing and credit services, and unique consumer insight, the Justice private label card will be equally dynamic as the Justice brand and a valuable tool to drive sales and customer loyalty.”

About Tween Brands, Inc.

Headquartered in New Albany, Ohio, Tween Brands (NYSE:TWB) is the largest premier tween specialty retailer in the world. Through powerhouse brands Justice and Limited Too, Tween Brands provides the hottest fashion merchandise and accessories for tween (age 7-14) girls.

Known as the destination for fashion-aware tweens, Justice proudly features outgoing sales associates who assist girls in expressing their individuality and self-confidence through fashion. Visually-driven catazines and direct mail pieces reach millions of tween girls annually, further positioning Tween Brands as a preeminent retailer in the tween marketplace.

Our over 900 stores are located throughout the United States, as well as the commonwealth of Puerto Rico, Europe and the Middle East. Additionally, Tween Brands offers its fashions to tween girls and their parents through its e-commerce site, www.shopjustice.com <http://www.shopjustice.com/>.

In August 2008 Tween Brands announced plans to transition to a single brand taking the best of Limited Too and the best of Justice to create a fresh, new Justice, which launched in February 2009. Select Justice stores now carry a Limited Too clothing line and these apparel items can also be found online at <http://www.shopjustice.com/>.

With a focus on providing tween girls the absolute best experience possible, Tween Brands looks toward the future with a single brand, a single focus, and a mission: to celebrate tween girls through an extraordinary experience of fashion and fun in an everything for her destination.

About Alliance Data

Alliance Data (NYSE:  ADS) and its family of businesses is a leading provider of loyalty and marketing solutions derived from transaction-rich data.  Through the creation and deployment of customized solutions that measurably change consumer behavior, Alliance Data helps its clients to create and enhance customer loyalty to build stronger, mutually beneficial relationships with their customers. The Company manages millions of customer relationships for some of North America’s largest and most recognizable brands, helping them grow their businesses and drive profitability. Headquartered in Dallas, Alliance Data employs approximately 7,000 associates at 50 locations worldwide.  Alliance Data is a leading provider of marketing-driven credit solutions, and is the parent company of Epsilon®, a leading provider of multi-channel, data-driven technologies and marketing services, and LoyaltyOne™, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program.  For more information about the company, visit its web site, www.AllianceData.com.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “predict,” “project” and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. These risks, uncertainties and assumptions include those made with respect to and any developments related to the termination of the proposed merger with an affiliate of The Blackstone Group, including risks and uncertainties arising from actions that the parties to the merger agreement or third parties may take in connection therewith. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation’s business which are not historical facts are “forward-looking statements” that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in the Company’s Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company’s Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company’s most recent Form 10-K.

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